Exhibit 99


                                                                    NEWS RELEASE

                                    Contact:  Richard N. Grubb, Executive
                                              Vice President and Chief Financial
                                              Officer or Robert A. Freece,
                                              Executive Vice President
                                              610/644-1300

FOR IMMEDIATE RELEASE

                 VISHAY REPORTS RESULTS FOR FOURTH QUARTER 2003

MALVERN, PENNSYLVANIA - February 6, 2004 -

o Sales for Fourth Quarter 2003 increased 24% to $567,199,000 compared to Fourth Quarter 2002; and increased sequentially 7% over Third Quarter 2003 sales of $533,168,000

o Bookings for Fourth Quarter 2003 increased 51% to $648 million compared to Fourth Quarter 2002; and increased sequentially 18% over Third Quarter 2003 bookings of $550 million

o    Book-to-Bill for Fourth Quarter 2003 was 1.14; Actives Book-to-Bill was
     1.23 and Passives Book-to-Bill was 1.06

o    Backlog increased by $98 million during Fourth Quarter 2003 to $532 million

o    Cash balance at December 31, 2003 was $555 million

Dr. Felix Zandman, Chairman and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that sales for the quarter ended December 31, 2003 were $567,199,000, as compared to sales of $459,377,000 for the quarter ended December 31, 2002. Net earnings for the quarter ended December 31, 2003 were $10,339,000 or $0.06 per share, compared with a net loss for the quarter ended December 31, 2002 of $123,765,000 or $0.78 per share. Earnings for the quarter ended December 31, 2003 were impacted by restructuring and severance costs of $10,302,000 and a write-down of tantalum inventories on hand to market value of $1,221,000, offset by a gain on an insurance claim of $3,545,000. These items and their tax related consequences had a negative $0.03 effect on earnings per share. The quarter ended December 31, 2002 included charges for restructuring, inventory write-downs, a loss on purchase commitments, and other charges of $162,400,000 resulting in a reduction of $0.83 in net earnings per share.

Sales for the year ended December 31, 2003 were $2,170,597,000 compared to sales of $1,822,813,000 for the year ended December 31, 2002. Net earnings for the year ended December 31, 2003 were $26,842,000 or $0.17 per share, compared with a net loss for the year ended December 31, 2002 of $92,614,000 or $0.58 per share. Earnings for the year ended December 31, 2003 were impacted by restructuring and severance costs of $29,560,000, a loss on extinguishment of debt of $9,910,000, a loss on long-term purchase commitments of $11,392,000, and a write-down of tantalum inventories on hand to market value of $5,406,000, offset by a gain on an insurance claim of $33,906,000. These items and

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their tax related consequences had a negative $0.11 effect on earnings per share. The year ended December 31, 2002 included charges for restructuring, inventory write-downs, a loss on purchase commitments and other charges of $169,900,000 resulting in a reduction of $0.85 in net earnings per share.

Commenting on the results for the fourth quarter of 2003, Dr. Zandman stated, "I am extremely pleased to see the strength in our bookings and increase in our backlogs not only in our actives business, but now also in our passives business. There is an overall decrease in the rate of price declines and in some of our products, where there are long lead times, even some price increases. Vishay is well positioned for the industry-wide upturn we believe that we are presently seeing. The sales increase for the quarter included $64 million of sales from the acquisition of BCcomponents in December 2002. We are on track with the integration of BCcomponents and the $70 million of cost savings related to this integration. We are also on track with the integration of our Measurements Group's transducer acquisitions. Our financial position is strong and we are confident in the future prospects of the Company. We continued to generate cash from operations during 2003, and our cash position was $555 million at December 31, 2003. We believe that our strategy of a broad product line, opportunistic acquisitions, new product introductions and cost reduction efforts have enabled us to generate operating profits this year despite the difficult times and now will be the foundation for future growth as the economy turns positive."

Dr. Zandman continued, "With our increased visibility, our guidance for the first quarter ending March 31, 2004 is that we expect sales to increase approximately 8-10% over the fourth quarter of 2003 and we expect net earnings (excluding the effects of any restructuring charges and similar items, if any) for the first quarter ending March 31, 2004 to increase by at least 50% over the fourth quarter of 2003."

Vishay, a Fortune 1,000 Company listed on the NYSE, is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, optoelectronics, and selected ICs) and passive electronic components (resistors, capacitors, inductors, and transducers). The Company's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 25,000 people. Vishay can be found on the Internet at www.vishay.com.

Statements contained herein that relate to the Company's future performance and outlook, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2004 or any other future period, including anticipated business improvements, synergies and cost savings, and expected or perceived improvements in the economy and the electronic component industry generally are forward-looking statements within safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: changes in the demand for, or in the mix of, the Company's products and services;

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recessionary trends in general or in the specific areas where the Company sells the bulk of its products; competitive pricing and other competitive pressures; changes in the pricing for new materials used by the Company, particularly tantalum and palladium; cancellation of a material portion of the orders in the Company's backlog; difficulties in expansion and/or new product development, including capacity constraints and skilled personnel shortages; changes in laws, including trade restrictions or prohibitions and the cancellation or reduction of government grants, tax benefits or other incentives; currency exchange rate fluctuations; labor unrest or strikes; underutilization of plants and factories in high labor cost regions and capacity constraints in low labor cost regions; the availability of acquisition opportunities on terms considered reasonable by the Company; and such other factors affecting the Company's operations, markets, products, services and prices as are set forth in its December 31, 2002 Report on Form 10-K/A filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Management believes that stating the impact on net earnings of items such as restructuring, inventory write-downs, losses on purchase commitments, and gains on insurance proceeds is meaningful to investors because its provides insight with respect to ongoing operating results of the Company.

NOTE: A conference call for investors will begin Friday, February 6, 2004 at 11:00 a.m. eastern time. Participants can join the call by dialing 888-428-4478 (U.S. and Canada only). If you are outside the U.S. and Canada, the number you will need to use is 651-291-0344. The conference operator will require the two following pieces of information in order to admit you into the call: (1) Company Name - Vishay Intertechnology, Inc.; and (2) Moderators - Vishay Executives. A taped replay of the call will be available through 11:59 PM eastern time on Tuesday, February 10, 2003. The phone number to hear the replay is 800-475-6701 (U.S. and Canada) or 320-365-3844 (if you are outside the U.S. and Canada). Refer to access code 718449 when calling to hear the recording. There will also be a live audio webcast of the conference call. This can be accessed directly from the investor relations section of the Vishay website (www.vishay.com).

                                      ###

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

VISHAY INTERTECHNOLOGY, INC. AND SUBSIDIARIES
Summary of Operations (In thousands, except per share amounts)
(Unaudited)

                                                                Three Months Ended                    Year Ended
                                                                   December 31,                       December 31,

                                                             2003 (1)        2002 (2)           2003 (1)        2002 (2)
                                                           -----------     -----------        -----------     -----------

Net sales                                                  $   567,199     $   459,377        $ 2,170,597     $ 1,822,813

                           GROSS PROFIT (LOSS)                 124,666         (39,457)           468,938         262,273
                                                                  22.0%          -8.6%               21.6%           14.4%

Selling, general, and administrative expenses                   96,868          82,667            381,406         311,251
Restructuring and severance costs                               10,302          23,472             29,560          30,970
                                                           -----------     -----------        -----------     -----------

                      OPERATING INCOME  (LOSS)                  17,496        (145,596)            57,972         (79,948)
                                                                   3.1%         -31.7%                2.7%          -4.4%

                   OTHER INCOME AND (EXPENSE):

Interest expense                                                (8,640)         (7,605)           (37,831)        (28,761)
Minority interest                                               (2,217)         (2,872)            (8,056)         (9,469)
Loss on extinguishment of debt                                    --              --               (9,910)           --
Gain on insurance claim                                          3,545            --               33,906            --
Other                                                            2,303           3,909              2,289           8,664
                                                           -----------     -----------        -----------     -----------
                                                                (5,009)         (6,568)           (19,602)        (29,566)
                                                           -----------     -----------        -----------     -----------

                  EARNINGS (LOSS) BEFORE TAXES                  12,487        (152,164)            38,370        (109,514)

Income taxes                                                     2,148         (28,399)            11,528         (16,900)
                                                           -----------     -----------        -----------     -----------

                         NET EARNINGS (LOSS)               $    10,339     $  (123,765)       $    26,842     $   (92,614)
                                                           ===========     ===========        ===========     ===========
                                                                   1.8%         -26.9%                1.2%          -5.1%

Basic earnings (loss) per share                            $      0.06     $     (0.78)       $      0.17     $     (0.58)

Diluted earnings (loss) per share                          $      0.06     $     (0.78)       $      0.17     $     (0.58)

Weighted average shares outstanding - basic                    159,767         159,537            159,631         159,413

Weighted average shares outstanding - diluted                  161,258         159,537            160,443         159,413


(1) Gross profit for the quarter and year ended December 31, 2003 include writedowns of raw material inventory to lower of cost or market ($1,221,000 and $5,406,000, respectively) and an accrual of loss on long-term purchase commitments ($0 and $11,392,000, respectively).

(2) Gross profit for the quarter and year ended December 31, 2002 include a writedown of raw material inventory to lower of cost or market ($26,800,000 and $27,400,000, respectively) and an accrual of loss on long-term purchase commitments ($106,000,000).

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

VISHAY INTERTECHNOLOGY, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets (In thousands)
(Unaudited)

                                              December    December                                             December   December
ASSETS                                        31, 2003    31, 2002      LIABILITIES AND STOCKHOLDERS' EQUITY   31, 2003   31,2002
                                             ----------  ----------                                           ---------  ----------

CURRENT ASSETS                                                         CURRENT LIABILITIES
  Cash and cash equivalents                  $  555,540  $  339,938     Notes payable to banks                $  17,511  $   18,161
  Accounts receivable                           371,714     343,511     Trade accounts payable                  174,195     123,999
  Inventories:                                                          Payroll and related expenses            111,842     103,184
    Finished goods                              172,104     219,769     Other accrued expenses                  294,397     303,609
    Work in process                             154,532     142,846     Income taxes                              8,396       8,734
    Raw materials                               189,413     191,451     Current portion of long-term debt         1,282      18,550
                                                                                                              ---------  ----------
  Deferred income taxes                          30,879      47,297             TOTAL CURRENT LIABILITIES       607,623     576,237
  Prepaid expenses and other current assets     159,655     188,881
                                             ----------  ----------
                   TOTAL CURRENT ASSETS       1,633,837   1,473,693    LONG-TERM DEBT                           836,606     706,316

                                                                       DEFERRED INCOME TAXES                     35,805      52,935
PROPERTY AND EQUIPMENT - AT COST
  Land                                          110,021     118,000    DEFERRED INCOME                           27,835      42,345
  Buildings and improvements                    375,178     339,869
  Machinery and equipment                     1,645,496   1,609,931    MINORITY INTEREST                         83,215      75,985
  Construction in progress                       85,169      61,830
  Allowance for depreciation                   (994,581)   (854,780)   OTHER LIABILITIES                        243,232     279,462
                                             ----------  ----------
                                              1,221,283   1,274,850    ACCRUED PENSION COSTS                    239,950     223,092


GOODWILL                                      1,462,686   1,356,293    STOCKHOLDERS' EQUITY
                                                                        Common Stock                             14,466      14,429
OTHER INTANGIBLE ASSETS, NET                    128,955     122,417     Class B Common Stock                      1,538       1,538
                                                                        Capital in excess of par value        1,917,009   1,910,994
                                                                        Retained earnings                       550,197     523,354
OTHER ASSETS                                    134,523      87,906     Accumulated other comprehensive
                                             ----------  ----------       gain (loss)                            24,114     (91,115)
                                             $4,581,284  $4,315,159     Unearned compensation                      (306)       (413)
                                             ==========  ==========                                          ---------   ----------
                                                                                                              2,507,018   2,358,787
                                                                                                             ----------  ----------
                                                                                                             $4,581,284  $4,315,159
                                                                                                             ==========  ==========